EXHIBIT 10.4 OPTION AGREEMENT


                                OPTION AGREEMENT

     THIS OPTION AGREEMENT is made and entered into as of February 21, 2002 by and between Logistics Management Resources, Inc. ("Buyer"), and Midwest Merger Management LLC ("Seller"). Seller hereby grants Buyer the right and option to purchase 100 shares of Class A common stock of Interstate University, Inc. for $1.00 per share upon the complete satisfaction of all of Buyer's obligations to Seller under the Stock Purchase Agreement between them dated the date hereof and the related Promissory Note in the original principal amount of $200,000.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.


LOGISTICS MANAGEMENT RESOURCES, INC.


BY:    /s/ Danny Pixler
       ----------------
TITLE: Danny Pixler, President


MIDWEST MERGER MANAGEMENT LLC


BY:    /s/ Michele Brown
       -----------------
TITLE: Michele Brown, Secretary